EXHIBIT 21


                       HEICO CORPORATION AND SUBSIDIARIES
                             SUBSIDIARIES OF COMPANY


NAME                                                                            STATE OF INCORPORATION
----                                                                            ----------------------
HEICO Aerospace Holdings Corp.                                                      Florida
  HEICO Aerospace Corporation                                                       Florida
    Jet Avion Corporation                                                           Florida
    LPI Industries Corporation                                                      Florida
    Aircraft Technology, Inc.                                                       Florida
         EWE Warehouse Investments IV, Inc.                                         Florida
         EWE Warehouse Investments IV, Ltd.                                         Florida
    ATI Heat Treat Corporation       (Inactive)                                     Florida
    Jet Avion Heat Treat Corporation (Inactive)                                     Florida
  N.A.C. Acquisition Corporation                                                    Florida
    Northwings Accessories Corporation                                              Florida
    Kinetic Technologies, Inc.                                                      Florida
  HNW Building Corp.                                                                Florida
  McClain International, Inc.                                                       Georgia
  McClain Property Corp.                                                            Florida
  Associated Composite, Inc.                                                        Florida
  Rogers-Dierks, Inc.                                                               Florida
  Turbine Kinetics, Inc.                                                            Florida
  Air Radio & Instruments Corp.                                                     Florida
  Thermal Structures, Inc.                                                          California
  Quality Honeycomb, Inc. (Inactive)                                                California
   Future Aviation, Inc.                                                            Florida
HEICO Electronic Technologies Corp.                                                 Florida
  Radiant Power Corp.                                                               Florida
  Leader Tech, Inc.                                                                 Florida
  Santa Barbara Infrared, Inc.                                                      California
  101 Lummis Road Corp.                                                             Florida
HEICO International Corporation                                                     U.S. Virgin Islands
HEICO East Corporation                                                              Florida
HEICO-NEWCO, Inc. (Inactive)                                                        Florida
HEICO Engineering Corp. (Inactive)                                                  Florida
HEICO--Jet Corp. (Inactive)                                                         Florida
HEICO Bearings Corp. (Inactive)                                                     Florida

         Subsidiaries of the Company, all of which are directly or indirectly wholly-owned (except for HEICO Aerospace Holdings Corp. and its subsidiaries, which are 80%-owned), are included in the Company's consolidated financial statements.